Exhibit 10.2

SNYDER’S OF HANOVER, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Amendment and Restatement

Effective as of October 1, 2005

SNYDER’S OF HANOVER, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Amendment and Restatement

Effective as of October 1, 2005

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS

1.1	ACCOUNT	1
1.2	BENEFICIARY	1
1.3	BOARD	1
1.4	CHANGE IN CONTROL	1
1.5	CODE	1
1.6	COMPENSATION	2
1.7	COMPENSATION DEFERRAL ACCOUNT	2
1.8	COMPENSATION DEFERRALS	2
1.9	DESIGNATION DATE	2
1.10	DISABILITY	2
1.11	EFFECTIVE DATE	2
1.12	ELECTION FORM	2
1.13	ELIGIBLE EMPLOYEE	2
1.14	EMPLOYER	2
1.15	ENTRY DATE	3
1.16	PARTICIPANT	3
1.17	PERFORMANCE-BASED COMPENSATION	3
1.18	PLAN	3
1.19	PLAN YEAR	3
1.20	SEPARATION FROM SERVICE	3
1.21	SPECIFIED EMPLOYEE	3
1.22	TRUST	3
1.23	TRUSTEE	3
1.24	VALUATION DATE	4

ARTICLE 2 ELIGIBILITY AND PARTICIPATION

2.1	REQUIREMENTS	4
2.2	RE-EMPLOYMENT	4
2.3	CHANGE OF EMPLOYMENT CATEGORY	4

ARTICLE 3 CONTRIBUTIONS AND CREDITS

3.1	PARTICIPANT COMPENSATION DEFERRALS	4
3.2	CONTRIBUTIONS TO THE TRUST	6

i

ARTICLE 4 ALLOCATION OF FUNDS

4.1	ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS	6
4.2	ACCOUNTING FOR DISTRIBUTIONS	6
4.3	SEPARATE ACCOUNTS	7
4.4	INTERIM VALUATIONS	7
4.5	DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS	7
4.6	EXPENSES AND TAXES	8

ARTICLE 5 ENTITLEMENT TO BENEFITS

5.1	SEPARATION FROM SERVICE	8
5.2	FIXED PAYMENT DATES; CHANGE IN CONTROL	8
5.3	UNFORESEEABLE EMERGENCY DISTRIBUTIONS	9
5.4	DEATH; DISABILITY	10
5.5	CHANGE IN CONTROL	10

ARTICLE 6 DISTRIBUTION OF BENEFITS

6.1	AMOUNT	10
6.2	METHOD OF PAYMENT	10
6.3	ACCELERATIONS	11
6.4	DEATH OR DISABILITY BENEFITS	12

ARTICLE 7 BENEFICIARIES: PARTICIPANT DATA

7.1	DESIGNATION OF BENEFICIARIES	12
7.2	INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES	13

ARTICLE 8 ADMINISTRATION

8.1	ADMINISTRATIVE AUTHORITY	13
8.2	LITIGATION	14
8.3	CLAIMS PROCEDURE	14

ARTICLE 9 AMENDMENT

9.1	RIGHT TO AMEND	17
9.2	AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN	17

ii

ARTICLE 10 SUSPENSION OR TERMINATION OF THE PLAN

10.1	EMPLOYER’S RIGHT TO SUSPEND PLAN	18
10.2	AUTOMATIC TERMINATION OF THE PLAN	18
10.3	TERMINATION AND LIQUIDATION OF PLAN	18

	ARTICLE 11 THE TRUST

11.1	ESTABLISHMENT OF TRUST	18

	ARTICLE 12 MISCELLANEOUS

12.1	LIABILITY OF EMPLOYER: LIMITATIONS ON LIABILITY OF EMPLOYER OR EMPLOYER	19
12.2	CONSTRUCTION	19
12.3	SPENDTHRIFT PROVISION	19
12.4	PROHIBITED ACCELERATION/DISTRIBUTION TIMING	20
12.5	DELAY IN PAYMENT	20
12.6	AGGREGATION OF EMPLOYERS	20
12.7	AGGREGATION OF PLANS	20
12.8	USERRA	21
12.9	TAX WITHHOLDING	21

iii

SNYDER’S OF HANOVER, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Amendment and Restatement

Effective as of October 1, 2005

RECITALS

This amended and restated Snyder’s of Hanover, Inc. Executive Deferred Compensation Plan (the “Plan”) is adopted by Snyder’s of Hanover, Inc. (the “Employer”) for the benefit of certain of the Employer’s management and highly compensated employees. The purpose of the Plan is to offer participants an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301 (a)(3) and 401 (a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan also is intended to comply with the requirements of Code section 409A, as added by the American Jobs Creation Act of 2004, and the Treasury regulations or any other authoritative guidance issued thereunder.

Accordingly, this amended and restated Plan is adopted, effective as of October 1, 2005.

ARTICLE 1

DEFINITIONS

1.1 ACCOUNT means the balance credited to a Participant’s or Beneficiary’s Plan account, including amounts credited under the Compensation Deferral Account and deemed income, gains and losses (as determined by the Employer, in its discretion) credited thereto. A Participant’s or Beneficiary’s Account shall be determined as of the date of reference.

1.2 BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

1.3 BOARD means the Employer’s Board of Directors or a committee thereof, if any, duly authorized to make determinations and act for the Board under this Plan.

1.4 CHANGE IN CONTROL means a change in control of the Employer within the meaning of Code section 409A and Internal Revenue Service guidance under Code Section 409A (e.g. Treas. Reg. 1.409A-3(i)(5)(v)).

1.5 CODE means the Internal Revenue Code of 1986 and the Treasury regulations or any other authoritative guidance issued under the Code, as amended from time to time.

1.6 COMPENSATION means the total current cash remuneration, including regular salary and bonus awards, paid by the Employer to an Eligible Employee with respect to his or her service for the Employer (as determined by the Employer, in its discretion).

1.7 COMPENSATION DEFERRAL ACCOUNT is described in Section 3.1.

1.8 COMPENSATION DEFERRALS is described in Section 3.1.

1.9 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be designated by the Employer.

1.10 DISABILITY means a period of disability during which a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer, or (iii) is determined to be totally disabled by the Social Security Administration.

1.11 EFFECTIVE DATE means the effective date of the Amendment and Restatement of this Plan, October 1, 2005.

1.12 ELECTION FORM means the form or forms on which a Participant elects to defer Compensation under this Plan and/or on which the Participant makes certain other designations as required under this Plan.

1.13 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), an employee of the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees of the Employer and who is designated by the Board to be an Eligible Employee under the Plan.

By each November 1 (or such other date established by the Employer), the Employer shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and the individual shall first become an Eligible Employee as of the date of such notification.

1.14 EMPLOYER means Snyder’s of Hanover, Inc. and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of Snyder’s of Hanover, Inc., or its successors or assigns, assumes the Employer’s obligations under this Plan, or any other corporation or business organization which agrees, with the consent of Snyder’s of Hanover, Inc., to become a party to the Plan.

1.15 ENTRY DATE with respect to an individual means the January 1 coincident with or next following the date on which the individual first becomes an Eligible Employee.

1.16 PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.17 PERFORMANCE-BASED COMPENSATION means that portion of an Eligible Employee’s Compensation which is based on the performance by the Eligible Employee of services for the Employer over a period of at least twelve (12) months and which qualifies as “performance- based compensation” under Code section 409A.

1.18 PLAN means this amended and restated Snyder’s of Hanover, Inc. Executive Deferred Compensation Plan, as amended from time to time.

1.19 PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect. The Plan will experience a short, first Plan Year from October 1, 2005 until December 31, 2005.

1.20 SEPARATION FROM SERVICE means the Participant’s “separation from service,” within the meaning of Code section 409A, treating as a Separation from Service an anticipated permanent reduction in the level of bona fide services to twenty percent (20%) or less of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period during which the Participant performed services for the Employer, if that is less than thirty-six (36) months). For this purpose, upon a sale or other disposition of the assets of the Employer to an unrelated purchaser, the Employer reserves the right to the extent permitted by Code section 409A to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service

1.21 SPECIFIED EMPLOYEE means, with respect to a corporation any stock of which is publicly traded on an established securities market or otherwise, a key employee, as currently defined in Code section 416(i) (without regard to paragraph (5) of that Section) to mean, as of the Effective Date, an employee of the Employer who, at any time during the Plan Year, is (1) an officer of the Employer having an annual compensation greater than one hundred thirty-five thousand dollars ($135,000) for 2005 (indexed for inflation in future years); (ii) a five-percent (5%) owner of the Employer; or (iii) a one-percent (1%) owner of the Employer having an annual compensation from the Employer of more than one hundred fifty thousand dollars ($ 150,000).

1.22 TRUST means the Trust described in Article 11.

1.23 TRUSTEE means the trustee of the Trust described in Article 11.

1.24 VALUATION DATE means the last day of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on his or her first Entry Date. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

Participation in the Compensation Deferral portion of the Plan is voluntary. In order to participate in the Compensation Deferral portion of the Plan, an otherwise Eligible Employee must make written application on an Election Form at such time and in such manner as maybe required by Section 3.1 and by the Employer and must agree to make Compensation Deferrals as provided in Article 3.

2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed, he or she shall become a Participant in accordance with the provisions of Section 2.1; provided, however, the individual maybe treated as being initially eligible to participate in the Plan under Section 3.1 if the individual had not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the twenty-four (24) month period ending on the date the individual again becomes eligible to participate in the Plan.

2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee. For any year following a year in which a Participant remains in the employ of the Employer but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals. If, after a change of employment category as described in this Section 2.3, a Participant subsequently becomes an Eligible Employee, he or she shall become a Participant in accordance with the provisions of Section 2.1; provided, however, the individual may be treated as being initially eligible to participate in the Plan under Section 3.1 if the individual had not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the twenty-four (24) month period ending on the date the individual again becomes eligible to participate in the Plan.

ARTICLE 3

CONTRIBUTIONS AND CREDITS

3.1 PARTICIPANT COMPENSATION DEFERRALS. Subject to the remaining paragraphs of this Section and in accordance with rules established by the Employer and subject to such amount limitations as might be imposed by the Employer in its discretion, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant, in any fixed periodic dollar amounts or percentages designated by the Participant. Amounts so deferred will be considered a Participant’s “Compensation Deferrals.” Except as

provided below, a Participant shall make such election(s) under this paragraph with respect to a coming Plan Year during the period beginning on the November 1 and ending on the December 31 of the prior calendar year, or during such other period as might be established by the Employer, which period ends no later than the last day of the Plan Year preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed.

Subject to Sections 2.2 and 2.3, in the case of the first Plan Year in which an Eligible Employee initially becomes eligible to become a Participant, if and to the extent permitted by the Employer, the Eligible Employee may make an irrevocable election no later than thirty (30) days after the date he or she becomes eligible to become a Participant to defer Compensation for services to be performed after the election.

If and to the extent permitted by the Employer, a Participant may make an election to defer Performance-Based Compensation no later than (and the election shall become irrevocable no later than) six (6) months prior to the last day of the period over which the services giving rise to the Performance-Based Compensation are performed (provided that the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date of the deferral election, and provided further that in no event may an election to defer be made with respect to any portion of the Performance-Based Compensation that has become readily ascertainable, as defined under Code Section 409A, prior to making the election).

Compensation Deferrals shall be made through regular payroll deductions. Except with respect to Performance-Based Compensation, the Participant’s Compensation Deferral election shall be irrevocable as of the December 31 preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed. Notwithstanding the preceding, a Participant’s Compensation Deferral election may be cancelled as permitted under Code section 409A upon a disability, unforeseeable emergency, or hardship distribution. For purposes of this paragraph only, “disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months. To the extent permitted under Code section 409A and by the Employer, a Participant may cancel a deferral election under the Plan at any time during the 2005 calendar year.

Once made, a Compensation Deferral regular payroll deduction election shall continue in force only for the Plan Year to which the election relates, unless cancelled as provided above. Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Compensation Deferral Account of the deferring Participant.

There shall be established and maintained a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant’s Compensation Deferrals; and (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Compensation Deferral Account’s deemed assets, as determined by the Employer, in its discretion) attributable or allocable thereto.

A Participant shall at all times be 100% vested in amounts credited to his or her Compensation Deferral Account.

3.2 CONTRIBUTIONS TO THE TRUST. An amount shall be contributed by the Employer to the Trust maintained under Section 11.1 equal to the amount(s) required to be credited to the Participant’s Account under Section 3.1. The Employer shall make a good faith effort to contribute these amounts to the Trust as soon as practicable following the date on which the contribution credit amount(s) are determined.

ARTICLE 4

ALLOCATION OF FUNDS

4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Employer as to how amounts in his or her Account shall be deemed to be invested. The Employer, may, but is not required to, direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant.

The value of the Participant’s Account shall be equal to the value of the deemed investments maintained under the Trust on behalf of the Participant. As of each valuation date of the Trust, the Participant’s Account will be credited or debited to reflect the Participant’s deemed investments of the Trust. The Participant’s Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants’ Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution under this Plan, the distribution made to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account. The amount of the distribution shall first be charged against the investments of the Trust in which the Participant’s Account is deemed to be invested, on a pro rata basis, until such deemed investments are exhausted. If an in-kind distribution is requested, the amount of the distribution shall be charged on a pro rata basis against all the investments of the Trust in which the Participant’s Account is deemed to be invested.

4.3 SEPARATE ACCOUNTS. A separate bookkeeping account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant. Each Account will separately account for the credits and debits described in Article 3.

4.4 INTERIM VALUATIONS. If it is determined by the Employer that the value of a Participant’s Account as of any date on which distributions are to be made differs materially from the value of the Participant’s Account on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant’s Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

4.5 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer, the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction (in accordance with (a), below) as to how his or her Plan Accounts should be deemed to be invested among such categories of deemed investments as may be made available by the Employer under this Plan, which may be unlimited, at the Employer’s sole discretion. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant’s Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

(a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and/or, as required or permitted by the Employer, shall be by oral designation and/or electronic transmission designation. A designation shall be effective as of the Designation Date next following the date the direction is received and accepted by the Employer on which it would be reasonably practicable for the Employer to effect the designation.

(b) All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the Designation Date with respect to any new deemed investment direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant’s most recent investment direction form provided by and filed with the Employer.

(c) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant’s investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

(d) If the Employer possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan as determined by the Employer in its discretion.

(e) Each Participant, as a condition to his or her participation in this Plan, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account.

(f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary of a deceased Participant.

4.6 EXPENSES AND TAXES. Expenses, including Trustee fees, associated with the administration or operation of the Plan shall be paid by the Employer from its general assets unless the Employer elects to charge such expenses against the appropriate Participant’s Account or Participants’ Accounts. Any taxes allocable to an Account (or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof), as determined by the Employer, shall be paid by the Employer unless the Employer elects to charge such taxes against the appropriate Participant’s Account or Participants’ Accounts.

ARTICLE 5

ENTITLEMENT TO BENEFITS

5.1 SEPARATION FROM SERVICE. Upon a Participant’s Separation from Service with the Employer for any reason, the Participant’s as-yet undistributed vested Account shall be valued and payable according to the provisions of Article 6; provided, however, that any payment made on account of a Participant’s Separation from Service shall be made (or commence) on the January 1 coincident with or next following the date of the Participant’s Separation from Service. Notwithstanding the foregoing, if and when the Employer becomes a corporation whose stock is publicly traded on an established securities market or otherwise, any Participant who is a Specified Employee and who incurs a Separation from Service with the Employer shall not be entitled to receive any portion of his or her vested Account under this Section until the date which is six (6) months after the date or his or her Separation from Service (or, if earlier, his or her death).

5.2 FIXED PAYMENT DATES; CHANGE IN CONTROL. At the time the Participant makes his or her initial Compensation Deferral election (or as otherwise required by Code section 409A), a Participant may select a fixed payment date for the payment of all or any portion of his or her vested Account (“Fixed Payment Date”), which portion will be valued and payable according to the provisions of Article 6. Alternatively, the Participant may elect to receive payment of all or any portion of his or her vested Account on the January 1 after a Change in Control or upon the earlier of, or later of, a Fixed Payment Date or the January 1 after a Change in Control.

The Fixed Payment Date elected by a Participant must be a date no earlier than the January 1 of the third calendar year after the calendar year in which the earliest Compensation

Deferrals subject to the Fixed Payment Date are to be made by or on behalf of the Participant (or, if applicable, the January 1 of the third calendar year in which a new Compensation Deferral is made after the Participant has received a distribution of his or her previously vested Account). By way of example, an Eligible Employee who enrolls as a Participant in the Plan in October 2005 and who elects to defer Compensation to be earned during 2006 may elect at that time as his or her initial Fixed Payment Date any date which is no earlier than January 1, 2009, in which case the selected portion of the Participant’s vested Plan Account as of December 31, 2008 (including his or her 2006, 2007 and 2008 Compensation Deferrals, and any earnings thereon) shall be paid on January 1, 2009.

Any Fixed Payment Date may be extended on a continual basis, to a later Fixed Payment Date, so long as any election to so extend the date is made by the Participant at least twelve (12) months prior to the date on which the distribution is to be made and such extension is at least five (5) full calendar years in length. Such Fixed Payment Date may not be accelerated, except as provided in the remaining Sections of this Article.

Notwithstanding the preceding, a Participant who selects payment of the designated portion of his or her vested Account on a Fixed Payment Date, or who selects payment of the designated portion of his or her vested Account at the earlier of a Fixed Payment Date or a Change in Control, shall receive payment (or commencement of payment, if applicable) of the designated portion of his or her vested Account at the earlier of such elected date or dates (as extended, if applicable) or his or her Separation from Service with the Employer.

If a Participant fails to designate properly the timing of payment of the Participant’s benefit under the Plan, the Participant will be deemed to have elected distribution on the January 1 after Separation from Service.

Notwithstanding the preceding, to the extent permitted under Code section 409A and by the Employer, the Participant may elect the timing of distributions during 2006, 2007 and 2008 (except that a Participant cannot in a year change payment elections with respect to payments that the Participant would otherwise receive in that same year, or make an election that causes payments scheduled for subsequent years to be made in the year the election is made), and such election shall not be treated as a change in the form and timing of payment or an acceleration of payment.

5.3 UNFORESEEABLE EMERGENCY DISTRIBUTIONS. In the event the Participant incurs an unforeseeable emergency, as defined below, the Participant may apply to the Employer for the distribution of all or any part of his or her Account attributable to Compensation Deferrals. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution; provided, however, that such distribution shall be permitted solely to the extent permitted under Code section 409A. Upon a finding of unforeseeable emergency, the Employer shall direct that the appropriate distribution is made to the Participant with respect to the Participant’s vested Account in a lump sum payment. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant’s vested Account or the amount determined by the Employer to be necessary to satisfy the unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship) or by cessation of deferrals under the Plan. For purposes of this Section, the value of the Participant’s vested Account shall be determined as of the date of the distribution.

For purposes of this Section, an “unforeseeable emergency” means (a) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, beneficiary or a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer. A distribution may be made under this Section only with the consent of the Employer.

5.4 DEATH, DISABILITY. Upon the Participant’s death or Disability, the Participant’s entire vested Account shall be valued and paid to the Participant or the Participant’s designated Beneficiary(ies), as applicable, as provided in Article 6.

5.5 CHANGE IN CONTROL. Upon a Change in Control, the Participant’s entire vested Account shall be valued and paid to the Participant, if elected by the Participant in accordance with Section 5.2, as provided in Article 6.

ARTICLE 6

DISTRIBUTION OF BENEFITS

6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, on the date determined in accordance with Article 5, a distribution (or commencement of distributions) in an aggregate amount equal to the Participant’s vested Account (or applicable portion thereof). Any payment due under the terms of the Plan from the Trust which is not paid by the Trust for any reason will be paid by the Employer from its general assets.

6.2 METHOD OF PAYMENT.

(a) Cash or In-kind Payments. All payments under the Plan shall be made in cash or in-kind, as agreed upon by the Participant and the Employer.

(b) Timing and Manner of Payment. Except as otherwise provided in this Plan, on the date determined in accordance with Article 5, an aggregate amount equal to the Participant’s vested Account will be paid by the Trust or the Employer, as provided in Section 6.1, in a lump sum or in up to ten annual installments (adjusted for gains and losses) as selected by the Participant at the time he or she makes his or her initial Compensation Deferral election (or as otherwise required by Code section 409A). If a Participant fails to designate properly the manner of payment of the

Participant’s benefit under the Plan, the Participant will be deemed to have elected a lump sum payment.

Subject to Section 6.3, the Participant may change his or her timing and manner elections (or deemed election) by submitting a new Election Form to the Employer, provided that the Election Form is submitted at least 12 months prior to the date on which the distribution is to be made (or commence) and delays the distribution (or commencement of distributions) date at least 5 full calendar years from the previously scheduled distribution date. Any such change in election may not result in an acceleration of any payment as described under Code section 409A.

If the whole or any part of a payment under this Plan is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 4 under such procedures as the Employer may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Employer, in its discretion) shall be reflected in the installment payments, using such method for the calculation of the installments as the Employer shall reasonably determine.

However, a Participant shall make separate elections in accordance with the above with respect to his or her Compensation Deferrals (if any) made for (i) the 2005 Plan Year, (ii) the 2006 Plan Year and (iii) the 2007 and later Plan Years. In order to be able to give effect to these separate elections, the Employer shall separately account for each Participant’s Compensation Deferrals (and earnings or losses on those amounts), if any, for (i) the 2005 Plan Year, (ii) the 2006 Plan Year and (iii) the 2007 and later Plan Years.

Notwithstanding the preceding, to the extent permitted under Code section 409A and by the Employer, the Participant may elect the timing and manner of distributions during 2006, 2007 and 2008 (except that a Participant cannot in a year change payment elections with respect to payments that the Participant would otherwise receive in that same year, or make an election that causes payments scheduled for subsequent years to be made in the year the election is made), and such election shall not be treated as a change in the form and timing of payment or an acceleration of payment.

6.3 ACCELERATIONS. Notwithstanding anything in the Plan to the contrary, no change submitted on an Election Form shall be accepted by the Employer if the change accelerates the time over which distributions shall be made to the Participant (except as otherwise permitted by Code section 409A) and the Employer shall deny any change made to an election if the Employer determines that the change violates the requirement under Code section 409A that the first payment with respect to which such election is made be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.

Notwithstanding the preceding, the Employer, in its discretion, may accelerate distributions under the Plan to the extent permitted under Code section 409A (e.g., Treas. Reg. 1.409A-3(j)(4)).

6.4 DEATH OR DISABILITY BENEFITS. If a Participant dies or becomes Disabled before incurring a Separation from Service and before the commencement of payments to the Participant under this Plan, the entire value of the Participant’s Account shall be paid, ninety (90) days following the Participant’s death or Disability, as applicable, in a lump sum, to the Participant or to the Participant’s Beneficiary, as applicable.

Upon the death or Disability of a Participant after payments under this Plan have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid, ninety (90) days following the Participant’s death or Disability, as applicable, in a lump sum to the Participant or to the Participant’s Beneficiary, as applicable.

ARTICLE 7

BENEFICIARIES: PARTICIPANT DATA

7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant’s spouse, if then living, but otherwise to the Participant’s then living descendants, if any, per stirpes, but, if none, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute or direct that the Trustee distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES: INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Company’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Code section 409A (unless, if not paid, the Participant or Beneficiary takes further enforcement measures within 180 days after such latest date), then, except as otherwise required by law, the amount payable shall be deemed to be a forfeiture. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

ARTICLE 8

ADMINISTRATION

8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer shall be the Plan Administrator (the “Plan Administrator”) and shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

(a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting of Plan Accounts.

(e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes under this Plan as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such notified person shall have been notified of the revocation of such authority.

8.2 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.3 CLAIMS PROCEDURE. This Section 8.3 is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at section 2560.503-1 of the Department of Labor Regulations. If any provision of this Section 8.3 conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

(a) Initial Claim. A Participant or Beneficiary who believes he or she is entitled to any Benefit (a “Claimant”) under this Plan may file a claim with the Plan Administrator. The Plan Administrator will review the claim itself or appoint another individual or entity to review the claim.

(i) Benefit Claims that do not Require a Determination of Disability. If the claim is for a benefit other than a disability benefit, the Claimant will be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Plan Administrator or appointee of the Plan Administrator before the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

(ii) Disability Benefit Claims. In the case of a benefits claim that requires a determination by the Plan Administrator of a Participant’s disability status, the Plan Administrator will notify the Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than forty-five (45) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Plan Administrator needs additional time to process a claim, the Claimant will be notified, within forty-five (45) days after the Plan Administrator receives the claim, of those circumstances and of when the Plan Administrator expects to make its decision but not beyond seventy-five (75) days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five (105) days, provided that the Plan Administrator notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice will specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant will be afforded at least forty-five (45) days within which to provide the specified information.

(iii) Manner and Content of Denial of Initial Claims. If the Plan Administrator denies a claim, it must provide to the Claimant, in writing or by electronic communication:

(A) The specific reasons for the denial;

(B) A reference to the Plan provision or insurance contract provision upon which the denial is based;

(C) A description of any additional information or material that the Claimant must provide in order to perfect the claim;

(D) An explanation of why such additional material or information is necessary;

(E) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

(F) A statement of the participant’s right to bring a civil action under ERISA section 502(a) following a denial on review of the initial denial.

In addition, in the case of a denial of disability benefits on the basis of the Plan Administrator’s independent determination of the Participant’s disability status, the Plan Administrator will provide a copy of any rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination (or a statement that the same will be provided upon request by the Claimant and without charge).

(b) Review Procedures.

(i) Benefit Claims that do not Require a Determination of Disability. Except for claims requiring an independent determination of a Participant’s disability status, a request for review of a denied claim must be made in writing to the Plan Administrator within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

The reviewer will afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Administrator. The reviewer will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

(ii) Disability Benefit Claims. In addition to having the right to review documents and submit comments as described in (i) above, a Claimant whose claim for disability benefits requires an independent determination by the Plan Administrator of the Participant’s disability status has at least one hundred eighty (180) days following receipt of a notification of an adverse benefit determination within which to request a review of the initial determination. In such cases, the review will meet the following requirements:

(A) The Plan will provide a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Plan who did not make the initial determination that is the subject of the appeal, nor is a subordinate of the individual who made the determination.

(B) The appropriate named fiduciary of the Plan will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment before making a decision on review of any adverse initial determination based in whole or in part on a medical judgment. The professional engaged for purposes of a consultation in the preceding sentence will not be an individual who was consulted in connection with the initial determination that is the subject of the appeal or the subordinate of any such individual.

(C) The Plan will identify to the Claimant the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the review, without regard to whether the advice was relied upon in making the benefit review determination.

(D) The decision on review will be made within forty-five (45) days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than ninety (90) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial forty-five (45) day period and must explain the special circumstances and provide an expected date of decision.

(iii) Manner and Content of Notice of Decision on Review. Upon completion of its review of an adverse initial claim determination, the Plan Administrator will give the Claimant, in writing or by electronic notification, a notice containing:

(A) its decision;

(B) the specific reasons for the decision;

(C) the relevant Plan provisions or insurance contract provisions on which its decision is based;

(D) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefits;

(E) a statement describing the Claimant’s right to bring an action for judicial review under ERISA section 502(a); and

(F) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

(c) Calculation of Time Periods. For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

(d) Failure of Plan to Follow Procedures. If the Plan fails to follow the claims procedures required by this Section 8.3, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

(e) Failure of Claimant to Follow Procedures. A Claimant’s compliance with the foregoing provisions of this Section 8.3 is a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

ARTICLE 9

AMENDMENT

9.1 RIGHT TO AMEND. Subject to Code section 409A, the Employer, by action of its Board, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest under this Plan shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a benefit amount accrued prior to the date of the amendment.

9.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Employer at any time, retroactively if required, in the opinion of the Employer, in order to ensure that the Plan is characterized as “top-hat” plan as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), to ensure that the Trust that may be established is characterized as a grantor trust as described in Code sections 671 through 679, to conform the Plan to the provisions of Code section 409A and to conform the Plan and Trust to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary in the Plan.

ARTICLE 10

SUSPENSION OR TERMINATION OF THE PLAN

10.1 EMPLOYER’S RIGHT TO SUSPEND PLAN. The Employer reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of the Board. In the event of a suspension of the Plan, during the period of the suspension, the Employer shall continue all aspects of the Plan and, effective with the first day of the Plan Year following the date the Plan is suspended, Compensation Deferrals. Payments of distributions will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

10.2 AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Employer, or upon a merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan. If the merger or consolidation qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation as defined in Treas. Reg. 1.409A-3(i)(5), the Plan shall be liquidated upon such a termination in accordance with Treas. Reg. 1.409A-3(j)(4)(ix)(B). If the Plan is not liquidated, payments of distributions will continue to be made following the termination in accordance with Articles 5 and 6.

10.3 TERMINATION AND LIQUIDATION OF THE PLAN. The Employer may terminate and liquidate the Plan in connection with a corporate dissolution or approval by a bankruptcy court, certain change in control events, or the termination and liquidation of all plans of the Employer that are required to be aggregated, as described under Treas. Reg. 1.409A-3(j)(4)(ix). Upon the date of termination, the value of the vested Accounts of all affected Participants and Beneficiaries shall be determined. After deduction of estimated expenses in liquidating and paying Plan benefits, vested Accounts shall be paid to Participants and Beneficiaries in a lump sum distribution in accordance with Treas. Reg. 1.409A-3(j)(4)(ix).

ARTICLE 11

THE TRUST

11.1 ESTABLISHMENT OF TRUST. The Employer shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee or the Employer shall cause to be maintained one or more separate subaccounts in an existing Trust maintained with the Trustee with respect to one or more other plans of the Employer, which subaccount or subaccounts represent Participants’ interests in the Plan. Any such Trust shall be intended to be treated as a “grantor trust” under the Code and the establishment of the Trust or the utilization of any existing Trust for Plan benefits, as applicable, shall not be intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ARTICLE 12

MISCELLANEOUS

12.1 LIABILITY OF EMPLOYER; LIMITATIONS ON LIABILITY OF EMPLOYER. Notwithstanding anything herein that may suggest otherwise, the Employer shall be solely liable for the payment of any benefits due under this Plan. However, neither the establishment of the Plan nor any modification thereof, nor the creation of any Account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or any officer or employer thereof except as provided by law or by any Plan provision. The Employer shall not in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution under the Plan.

12.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of Pennsylvania shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the Plan.

The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which is greater than the rights of a general unsecured creditor of the Employer.

12.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, subject to Code section 409A, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

12.4 PROHIBITED ACCELERATION/DISTRIBUTION TIMING. This Section shall take precedence over any other provision of the Plan or this Article 12 to the contrary. If the timing of any distribution would result in any tax or other penalty (other than ordinarily payable Federal, state or local income or payroll taxes), which tax or penalty can be avoided by payment of the distribution at a later time, then the distribution shall be made on (or as soon as practicable after) the first date on which such distribution can be made without such tax or penalty; except to the extent that Code section 409A requires that this Section 12.4 be disregarded because it purports to nullify Plan terms that are not in compliance with Code section 409A.

12.5 DELAY IN PAYMENT. If the Employer reasonably anticipates that any payment scheduled to be made hereunder would violate securities laws (or other applicable laws) or jeopardize the ability of the Employer to continue as a going concern if paid as scheduled, then the Employer may defer that payment, provided the Employer treats payments to all similarly situated Participants on a reasonably consistent basis. In addition, the Employer may, in its discretion, delay a payment upon such other events and conditions as the IRS may prescribe, provided the Employer treats payments to all similarly situated Participants on a reasonably consistent basis. Any amounts deferred pursuant to this Section shall continue to be credited or debited on the books of the Employer with additional amounts in accordance with Section 3.1 above. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his Beneficiary (in the event of the Participant’s death) at the earliest possible date on which the Employer reasonably anticipates that such violation or material harm would be avoided or as otherwise prescribed by the IRS.

12.6 AGGREGATION OF EMPLOYERS. If the Employer is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code Section 414(b) or (c), but substituting a fifty percent (50%) ownership level for the eighty percent (80%) level set forth in those Code Sections), all members of the group shall be treated as a single Employer for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Code section 409A shall require. For purposes of Article 10, in the case of a change in control event, the entities to be treated as a single Employer shall be determined immediately following the change in control event.

12.7 AGGREGATION OF PLANS. If the Employer offers other account balance deferred compensation plans in addition to the Plan, those plans together with the Plan shall be treated as a single plan to the extent required under Code section 409A for purposes of cashing out de minimus amounts pursuant and for any other purposes under the Plan as Code section 409A shall require.

12.8 USERRA. Notwithstanding anything herein to the contrary, any distribution election provided to a Participant as necessary to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, shall be permissible hereunder.

12.9 TAX WITHHOLDING. All distributions under the Plan are subject to any applicable tax withholding, as determined by the Employer in its discretion. The Employer shall have the right to deduct from a Participant’s Compensation that is not being deferred under this Plan any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to any Compensation Deferrals or Plan distributions.

IN WITNESS WHEREOF, the Employer has caused the amended and restated Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of October, 2005.

ATTEST/WITNESS:		SNYDER’S OF HANOVER, INC.

		By:		(SEAL)

Print:	Penny Opalka	Print Name:	Charles E. Good
CHIEF FINANCIAL OFFICER

		Date:	12-07-07